       As filed with the Securities and Exchange Commission on February 13, 2004
                                                     Registration No. 333-105119


--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               AMENDMENT NO. 1 TO

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         INTERNATIONAL SCRIPOPHILY EXCHANGE
                (Name of registrant as specified in its charter)

           Nevada                       7389                 33-0990056
(State or Other Jurisdiction      (Primary Standard       (I.R.S. Employee
     of Incorporation or      Industrial Classification   Identification No.)
        Organization)               Code Number)

                       500 Newport Center Drive, Suite 580
                             Newport Beach, CA 92660
                                 (949) 706-6008

                        (Address and telephone number of
                          principal executive offices)

                                Robert J. Zepfel
                       500 Newport Center Drive, Suite 580
                             Newport Beach, CA 92660
                                 (949) 706-6000
                              (949) 706-6060 (fax)

                      (Name, address, and telephone number
                              of agent for service)

Approximate date of commencement of proposed sale of the securities to the public: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier of the effective registration statement for the offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                                     CALCULATION OF REGISTRATION FEE
=============================================================================================================
                                                      Proposed            Proposed
       Title of                                        maximum             maximum               Amount
      each class               Amount                 offering            aggregate                of
     of securities              to be                 price per           offering            Registration
   to be registered          registered               share(1)              price                  Fee
-------------------------------------------------------------------------------------------------------------
Common stock,                 4,025,000                $.25              $1,006,250           Previously Paid
$0.001 par value
=============================================================================================================


         (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933.

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

         Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state in which the offer or sale is not permitted.

                        PRELIMINARY PROSPECTUS SUBJECT TO
                        COMPLETION, DATED FEBRUARY , 2004

                       INTERNATIONAL SCRIPOPHILY EXCHANGE
                       4,025,000 SHARES OF COMMON STOCK

         This prospectus relates to:

         o the sale of up to 4,000,000 shares of Common Stock by International Scripophily Exchange, or ISX, for cash, and

         o the distribution of up to 25,000 shares of Common Stock by ISX for promotional purposes

         The shares offered by us for cash are being offered directly to prospective investors by our officers and directors, on a self-underwritten basis. There is no minimum number of shares that must be sold. The shares to be distributed for promotional purposes will be issued to persons who register at our website, and certain other persons, such as suppliers of goods and services to ISX.

         There are no minimum purchase requirements. Our common stock is not listed on any national securities exchange, the Nasdaq Stock Market or the OTC Bulletin Board, and no public market currently exists for shares of our common stock. Despite its name, ISX has no operations outside the United States.

         An investment in our shares involves a high degree of risk. See "Risk Factors."

                                              PROCEEDS
                                                 TO
                PRICE                         COMPANY

Per share       $.25                        $1,000,000(1)

-----------------------------------------------------------------------------
(1) Before deducting costs of the offering, estimated at $5,000.


         No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate 24 months after the accompanying registration statement is declared effective by the Securities and Exchange Commission. None of the proceeds from the sale of stock will be placed in escrow, trust or any similar account.

         The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is February __, 2004

                                Table of Contents

Prospectus Summary......................................................  1
Summary Consolidated Financial Information..............................  2
Risk Factors............................................................  3
Forward-Looking Statements..............................................  8
Use Of Proceeds.......................................................... 9
Determination Of Offering Price..........................................10
Dividend Policy..........................................................10
Dilution .................. .............................................10
Plan Of Distribution.....................................................11
Management's Discussion And Analysis Or Plan Of Operation................12
Description Of Business..................................................13
Management...............................................................16
Executive Compensation...................................................17
Principal Shareholders...................................................17
Shareholder Matters......................................................17
Description Of Securities................................................18
Experts  ................................................................19
Legal Matters............................................................19
Available Information....................................................19
Financial Statements....................................................F-1

         As used in this prospectus, the terms "we," "us," "our," and "ISX" mean International Scripophily Exchange, a Nevada corporation. The term "common stock" means our Common Stock, without par value, and the term "shares" means the shares of common stock being registered by us through this prospectus.




                               PROSPECTUS SUMMARY

         The following is only a summary of the information, financial statements and the notes included in this prospectus. You should read the entire prospectus carefully, including "Risk Factors" and our Financial Statements and the notes to the Financial Statements before making any investment decision.

OUR COMPANY


         International Scripophily Exchange is a Nevada corporation that was incorporated in 2001. ISX plans to purchase and sell stock and bond certificates, provide goods and services for dealers and collectors of stock and bond certificates, and maintain an auction website for the purchase and sale of stock and bond certificates. We also may compile and publish authoritative information on values and conditions of stock and bond certificates. Despite its name, ISX has no operations outside the United States. Our executive offices and principal operations are located at 500 Newport Center Drive, Suite 580, Newport Beach, CA 92660 and our telephone number is (949) 760-6008. We maintain a website at www.stockcertificatemarket.com, which is currently under construction.

THE OFFERING

         This offering relates to the sale of up to 4,000,000 shares by ISX for cash and the distribution of up to 25,000 shares for promotional purposes. The offering price for all shares to be sold for cash is $.25 per share. The shares to be distributed for promotional purposes will be issued for no additional consideration to persons who register at our website and certain other persons, customers and suppliers.

OUTSTANDING SHARES


         Prior to the offering, there are 5,000,000 shares of Common Stock outstanding. If all 4,025,000 shares offered are issued, there will be a total of 9,025,000 shares outstanding.




                     SUMMARY FINANCIAL INFORMATION

         The following is a summary of our Financial Statements, which are included elsewhere in this prospectus. You should read the following data together with the "Management's Discussion and Analysis of Financial Condition and Plan of Operation" section of this prospectus, as well as with our Financial Statements and the notes.


STATEMENT OF OPERATIONS DATA:
                                                             For The Year        For The Eleven Months
                                                                 Ended                  Ended
                                                              December 31,           November 30,
                                                                  2002                  2003
                                                                  ----                  ----
Revenues                                                       $    -0-                    -0-
Expenses                                                           111                  1,261
Net (Loss)                                                        (111)                (1,261)

BALANCE SHEET DATA:
                                                               December 31,          November 30,
                                                                  2002                  2003
                                                                  ----                  ----

Cash                                                           $  4,493                 3,097
Current Liabilities                                                 135                     0
Common Stock                                                      5,000                 5,000
Accumulated Deficit                                                (642)               (1,903)
Total Liabilities and Shareholders' Equity                        4,493                 3,097

                                  RISK FACTORS

         The securities offered are highly speculative. You should purchase them only if you can afford to lose your entire investment in us. You should carefully consider the following risk factors, as well as all other information in this prospectus.



         Investors should assume that, even if not specifically stated within this document, if any of the following risks actually materialize, our business, financial condition or results of future operations could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS


         COLLECTIBLES MAY DECLINE IN POPULARITY. The popularity of collectibles in general, and collectible stock and bond certificates in particular, may vary over time due to perceived scarcity, subjective value, general consumer trends, changes in prices, interest rates and other general economic conditions. The collectibles industry historically has been subject to substantial cyclical variation, with consumer spending on collectibles tending to decline during recessionary periods, in which consumers may have less discretionary income. Since we plan to derive a significant portion of our revenues from commissions paid to us upon the sale of collectible stock and bond certificates in our auctions and sales of collectible stock and bond certificates from our own inventory, such a decline would likely cause a decrease in the number of items sold in our auctions. This, in turn, would reduce our revenues and the value of our stock.

         THE TEMPORARY POPULARITY OF CERTAIN COLLECTIBLES COULD CAUSE OUR REVENUES TO FLUCTUATE. Temporary consumer popularity or "fads" among collectors may temporarily inflate the volume of collectibles that we auction and sell. These trends may result in significant fluctuations in our operating results from one quarter to the next, due to a number of factors that are outside our control. These factors include:


         - consumer trends affecting the popularity of collectibles;

         - our ability to significantly increase our customer base;

         - our ability to obtain consignments of and to purchase collectible stock and bond certificates to offer at our auctions;

         - our ability to re-sell our inventory of collectibles in a timely manner;

         - our ability to maintain customer satisfaction;

         - costs relating to the expansion of our operations

         - services offered by our competitors and the success of our competitors;

         - technical difficulties with consumers' use of our website or service interruptions; and

         - general economic conditions and economic conditions specific to the prices of stock and bond certificates.


         Revenue fluctuations caused by these factors could cause our stock price to decline.

          OUR AUCTION OPERATIONS MAY NEVER BECOME OPERATIONAL OR PROFITABLE. Our future operating results are also dependent on the success of our proposed auction operations and the amount of resources that we will need to devote to the development of our Internet website. We are in the early stages of development of our website. The development of our website will require significant resources. There is a risk that the planned development of our website will not result in increased revenues.

         IF We ACCUMULATE TOO MUCH INVENTORY, WE RUN THE RISK OF DECLINES IN THE VALUE OF THE INVENTORY. We plan to acquire an inventory of stock and bond certificates to be sold at our auctions, in addition to auctioning collectibles for customers. We plan to acquire stock and bond certificates from dealers and collectors, and will assume the inventory and price risks of these items until they are sold. If we were unable to resell our purchased stock and bond certificates when we want or need to, or at prices sufficient to generate a profit on their resale, or if the market value of our inventory of purchased collectibles were to decline, we could incur losses.

         SUPPLIES OF COLLECTIBLES ARE LIMITED, WHICH COULD INHIBIT OUR ABILITY TO BUILD AN INVENTORY OF STOCK CERTIFICATES. Our business is highly dependent upon obtaining collectible stock and bond certificates for auction. We will depend upon dealers and collectors submitting collectibles for sale. This could impair our ability to attract a sufficient number of people interested in high-end collectibles to our auctions.

         WE FACE COMPETITION IN ATTRACTING COLLECTORS TO OUR INTERNET WEBSITE. The market for Internet auctions is highly competitive, and most major Internet websites of such companies as Yahoo!, Inc., eBay Inc., Onsale, Inc. and Excite, Inc., host Internet auctions where collectibles are frequently traded. Barriers to entry to the Internet auction market are relatively low, and current and new competitors can launch new websites at relatively low cost using commercially available software. We potentially face competition from a number of large Internet communities and services that have expertise in developing Internet commerce, such as Amazon.com, Inc., America Online, Inc. and Microsoft Corporation. Other large companies with strong brand name recognition, substantial resources and experience in Internet commerce, such as Cendant Corporation, QVC, Inc. and other large media companies may also seek to compete in the Internet auction market. In addition to currently or potentially competing for auction services with major Internet commerce companies, we also compete with a number of other small service providers including those that specifically serve the collectibles markets. Competitive pressures created by any one of these companies, or by our competitors collectively, could have the effect of decreasing our revenues.

         Some of our current competitors and many of our potential competitors have longer operating histories in Internet commerce, larger customer bases, greater brand name recognition and significantly greater financial, marketing, technical and other resources. In addition, other Internet trading services may be acquired by or enter into commercial relationships with larger, well-established and well-financed companies as use of the Internet increases.

         WE HAVE NO HISTORY OF OPERATIONS AND WE HAVE NOT GENERATED REVENUE FROM OPERATIONS. Although ISX was organized in 2001, we have conducted no business to date. We face all the risks and uncertainties of other start-up companies. We can't be sure that we will ever be successful or maintaining profitable operations.


         WE MAY NEED TO RAISE ADDITIONAL FUNDS TO FINANCE CAPITAL EXPENDITURES. The anticipated proceeds from this offering may not be sufficient to allow us to carry out our business plan, and it may be necessary for us to seek additional financing. As of November 30, 2003, our working capital was $3,097. We cannot be sure that financing, whether from external sources or related parties, will be available if needed or on favorable terms. Our inability to obtain adequate financing may hinder expansion of our business operations, which could result in a lower stock price.

          LACK OF EXPERIENCE OF MANAGEMENT IN THE BUSINESS. Neither of our officers has any significant experience in the collectibles business. This lack of experience could make it more difficult for our officers to effectively manage the business.

         OUR INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS ISSUED A "GOING CONCERN" OPINION ON OUR FINANCIAL STATEMENTS Due to Doubt as to Our Ability to Continue as a Going Concern. Aside from the concerns this raises about our financial condition, it makes it more difficult for us to obtain financing or credit from suppliers.

         WE RELY ON OUTSIDE CONTRACTORS. We plan to rely on outside contractors for the operation of our website and use of the associated software. If our contractors fail to perform, we may be unable to assume these responsibilities.

RISKS RELATED TO THIS OFFERING

         THERE IS NO PUBLIC MARKET FOR OUR STOCK. Prior to this offering, there has been no public market for our Common Stock, and we cannot be sure that a public market will develop. If no public market develops, persons acquiring the shares may have difficulty re-selling them.

         OUR OFFERING IS SELF-UNDERWRITTEN. The offering is being conducted on a "self-underwritten" basis, with no minimum offering, so all or substantially all of the funds received may go solely towards offering expenses. The offering is being conducted solely by our officers and directors. No professional broker or dealer is involved in the offering of our shares, which substantially increases the risk that we may be unable to sell all or any substantial portion of the shares.

         THE OFFERING PRICE WAS ESTABLISHED ARBITRARILY. The offering price was determined arbitrarily by us, and has no relationship to earnings, financial results, market value, assets or any established criteria of valuation. No investment banker, appraiser or other third party was involved in establishing the offering price.

         PURCHASERS OF OUR STOCK WILL SUFFER SUBSTANTIAL DILUTION. Purchasers of stock in this offering will suffer substantial immediate dilution. The amount of such dilution is dependent on the amount raised by ISX. If 4,000,000 shares are sold by ISX and 25,000 shares are distributed for promotional purposes, our pro forma net tangible book value (as of November 30, 2003) would be $998,097, or $.11 per share. This would represent an immediate increase in net tangible book value to existing shareholders of $.11 per share and an immediate dilution to new shareholders of $.14 per share. If 2,000,0000 shares are sold by ISX and 25,000 shares are distributed for promotional purposes, our pro forma net tangible book value (as of November 30, 2003) would be $498,097 or $.07 per share, representing an immediate increase in net tangible book value to existing shareholders of $.07 per share and an immediate dilution to new shareholders of $.18 per share. If 400,000 shares are sold by ISX and 25,000 shares are distributed for promotional purposes, our pro forma net tangible book value (as of November 30, 2003) would be $98,097 or $.02 per share, representing an immediate increase in net tangible book value to existing shareholders of $.02 per share and an immediate dilution to new shareholders of $.23 per share.


         OUR STOCK IS DEEMED TO BE "PENNY STOCK," WHICH MAY MAKE IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES DUE TO SUITABILITY REQUIREMENTS. Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stock:

          o With a price of less than $5.00 per share;

          o That are not traded on a "recognized" national exchange;

          o Whose prices are not quoted on the Nasdaq automated quotation system (NASDAQ listed stocks must still have a price of not less than $5.00 per share); or

          o Of issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

         Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.




         FUTURE SALES BY OUR SHAREHOLDERS MAY ADVERSELY AFFECT OUR STOCK PRICE AND OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS. Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all.

         None of the 5,000,000 shares of common stock outstanding as of November 30, 2003 are freely saleable without restriction. All of the shares we intend to sell in this offering (up to 4,000,000) or distribute for promotional purposes (up to 25,000) will be available for immediate resale. The remaining shares of common stock held by existing shareholders are "restricted securities" and may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may be resold under Rule 144.

         THE PRINCIPAL SHAREHOLDERS WILL CONTINUE TO CONTROL ISX. Upon completion of the offering, Robert J. Zepfel, President, and Danilo
Cacciamatta, Secretary and Chief Financial Officer, will beneficially own approximately 55% of the outstanding common stock. As a result, acting together they will be able to control all matters requiring approval by the shareholders of ISX, including the election of directors and the amendment of the Certificate of Incorporation, without the cooperation of other shareholders.

         Certain important factors may affect our actual results and could cause those results to differ significantly from any forward-looking statements made in this prospectus or otherwise made by us or on our behalf. For this purpose, any statements contained in this prospectus that are not statements of historical fact should be considered to be forward-looking statements. Words such as "may," "expect," "believe," "anticipate," "intend," "could," "estimate," or "plan" identify forward-looking statements. These statements appear in a number of places in this prospectus and include statements as to our intent, belief or expectations. These forward-looking statements are subject to the risks detailed below or elsewhere in this prospectus, or detailed from time to time in our filings with the Securities and Exchange Commission.

         The information in this prospectus is qualified in its entirety by reference to the entire prospectus. Consequently, this prospectus, which is contained as part of this registration statement, must be read in its entirety. Information may not be considered or quoted out of context or without referencing other information contained in this report necessary to make the information considered, not misleading.

         You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities covered by this prospectus in any state or other jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such state or jurisdiction.

         Neither the delivery of this prospectus nor any sales made hereunder shall, under any circumstances, create an implication that there has been no change in our affairs since the date hereof.

                           FORWARD-LOOKING STATEMENTS

         This prospectus contains certain forward-looking statements regarding management's plans and objectives for future operations, including plans and objectives relating to our planned marketing efforts and future economic performance. The forward-looking statements and associated risks set forth in this prospectus include or relate to, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our ability to obtain and retain sufficient capital for future operations, and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operation" and "Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally.

         The forward-looking statements are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on assumptions that that there will be no material adverse competitive change in conditions in our business, that collector interest in stock and bond certificates will increase, and that there will be no significant changes in governmental regulations affecting us. These assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Accordingly, although we believe that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, as disclosed elsewhere in the "Risk Factors" section of this prospectus, there are a number of other risks inherent in our business and operations which could cause our operating results to vary markedly and adversely from prior results or the results contemplated by the forward-looking statements

                                 USE OF PROCEEDS

         We will not receive any proceeds from the distribution of shares for promotional purposes.


         The net cash proceeds from the sale of 4,000,000 shares by ISX will be approximately $995,000, if all the shares offered by ISX are sold. However, there is no minimum amount which must be sold, and none of the proceeds will be placed into escrow. We intend to use these proceeds as follows:

         o for the development of our auction website, including payments to third party website developers and purchase of software for website features, such as animation and payment procedures,

         o for the acquisition of an initial inventory of collectible stock and bond certificates from dealers, individuals and others for resale

         o for marketing and promotion, including media advertising and "banner ads" on other websites

         Pending utilization of all of the proceeds from this offering, we will invest the proceeds in interest-bearing savings accounts, certificates of deposit or money market funds. The following table sets forth the anticipated use of the net proceeds of this offering, based on raising 10% of the offering ($100,000), 50% of the offering ($500,000) and the entire proceeds of the offering ($1,000,000):

Amount raised                         $100,000      $500,000        $1,000,000
Offering expenses (1)                    5,000         5,000             5,000
Website Development                     25,000        45,000            75,000
Initial Inventory                       40,000       225,000           550,000
Marketing and Promotion                 15,000       100,000           150,000
Working Capital                         15,000       125,000           220,000

                  (1) Consists of estimated legal and accounting fees and other costs associated with the offering

                         DETERMINATION OF OFFERING PRICE

         The offering price has been determined arbitrarily by us, and has no relationship to earnings or financial results. No exchange or over-the-counter market exists for our common stock. The offering price was arbitrarily established by management and does not reflect market value, assets or any established criteria of valuation. No investment banker, appraiser or other third party was involved in establishing the offering price. If a public market for our Common Stock develops, the offering price for sales by the selling shareholders will be determined by the trading market.

                                 DIVIDEND POLICY

          ISX has never paid cash dividends and does not intend to pay dividends in the foreseeable future.

                                    DILUTION

         The net tangible book value of ISX as of November 30, 2003 was $3,097 or $.00 per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of ISX (tangible assets less tangible liabilities) by the number of outstanding shares of common stock. The founders ISX paid $.001 per share for their shares of Common Stock, compared to the offering price to the public of $.25 per share.

         If ISX issues 4,000,000 shares of common stock at an offering price of $.2500 per share, less $5,000 of offering expenses, our net tangible book value as of November 30, 2003 would have been $998,097, or $.11 per share. This would represent an immediate increase in net tangible book value to existing shareholders of $.11 per share and an immediate dilution to new shareholders of $.14 per share. If 2,000,000 shares are sold, based on the same assumptions, our net tangible book value as of November 30, 2003 would have been $498,097, or $.07 per share. This would represent an immediate increase in net tangible book value to existing shareholders of $.07 per share and an immediate dilution to new shareholders of $.18 per share. If 400,000 shares are sold, our net tangible book value as of November 30, 2003 would have been $98,097, or $.02 per share. This would represent an immediate increase in net tangible book value to existing shareholders of $.02 per share and an immediate dilution to new shareholders of $.23 per share.

         The following table illustrates the dilutive effect of the offering on new shareholders, based on the sale of the entire offering (4,000,000 shares), 50% of the offering (2,000,000 shares) and 10% of the offering (400,000 shares):

                                                        Shares Sold
                                                        -----------
                                               400,000    2,000,000    4,000,000
                                               -------    ---------    ---------

Offering Price                                $   .250    $   .250     $  .25

Net Book Value Before Offering                $  3,097    $   3,097    $   3,097

Increase Attributable to New Investors        $ 95,000    $ 495,000    $ 995,000

Net Book Value After Offering                 $ 98,097    $ 498,097    $ 998,097

                              PLAN OF DISTRIBUTION

         The sale of shares will be conducted directly by our officers and directors, who will not be separately compensated for such efforts.

         The issuance of up to 25,000 shares for promotional purposes will also be conducted by our officers and directors, principally through our website. Visitors to the website will be offered the opportunity to register as a prospective buyer or seller, by completing an online registration form and providing certain information. Each person who so registers will receive, for no additional consideration, a certificate representing 100 shares of our Common Stock, until such time as all the shares allocated for this promotional purpose have been distributed.

         Once our Registration Statement is declared effective by the Securities and Exchange Commission, we plan to seek listing on the Over the Counter Bulletin Board maintained by the National Association of Securities Dealers, Inc. Application for such a listing must be made by a member of the NASD, and we have no commitments from any NASD member firms to submit such an application. Even if such an application is submitted, we may be unable to obtain such listing.

         The Securities and Exchange Commission has rules that regulate broker-dealer practices in connection with transactions in "PENNY STOCKS". Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for our common stock. As a result of these rules, the selling security holder may find it difficult to sell its shares of common stock.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION


         The following information should be read in conjunction with the consolidated financial statements of ISX and the notes thereto appearing elsewhere in this report. Statements in this Management's Discussion and Analysis or Plan of Operation and elsewhere in this prospectus that are not statements of historical or current fact constitute "forward-looking statements."

         GENERAL. It can be expected that future operating results will continue to be subject to many of the problems, expenses, delays and risks inherent in the establishment of a new business enterprise, many of which we cannot control.


         We have formulated our business plans and strategies based on certain assumptions of our management regarding the size of the market for collectible stock and bond certificates and the estimated prices for and acceptance of our products. Although these plans and assumptions are based on the best estimates of management, there can be no assurance that these assessments will prove to be correct. No independent marketing studies have been conducted on behalf of or otherwise obtained by us, nor are any such studies planned. Any future success that we might enjoy will depend upon many factors, including factors which may be beyond our control or which cannot be predicted at this time. These factors may include changes in collectors' tastes and preferences, increased levels of competition, including the entry of additional competitors and increased success by existing competitors, changes in general economic conditions, increases in operating costs including cost of supplies, personnel and equipment, reduced margins caused by competitive pressures and other factors, and changes in governmental regulation imposed under federal, state or local laws.


         ISX was formed in October 2001, for the purpose of engaging in the business of buying and selling collectible stock and bond certificates. ISX has generated no revenues as it has been in an organizational state.

         PLAN OF OPERATION

         Our initial plan of operation is to use a portion of the proceeds of this offering to acquire an initial inventory of collectible stock and bond certificates. We will acquire these certificates through conventional means, such as purchases from stamp and coin dealers (who often carry stock and bond certificates as a sideline), through Internet auction sites (such as eBay and Yahoo! Auctions). We may also purchase very low priced securities through broker-dealers in regular securities markets, and direct the issuance of certificates. We contemplate that this phase of our operations will take between 60 and 90 days, although the purchase of certificates will be an ongoing process. The amount allocated to this aspect of our business will depend on the amount of proceeds generated by this offering, as described in "Use of Proceeds". In general, on an individual basis, certificates may be purchased for between $1.00 and approximately $50, depending on such factors as the issuer, the art on the certificate, age and condition. Certificates purchased in bulk may often be acquired at an average cost of $.25 to $1.00

         We plan to retain a website development firm to develop our auction website, and establish a contractual relationship with a payment processing firm to facilitate auctions. Alternatively, we may seek to acquire an existing website. We believe the minimum cost of establishing an auction website to be approximately $10,000, although the amount allocated (and the quality of the website) will depend on the amount of proceeds of the offering. We contemplate that the website will be operative in approximately 180 days after completion of the offering. As soon as our website is operating, we plan to list some or all of the items in our inventory for sale on the website. We also plan to conduct a direct e-mail program directed toward collectors, in order to publicize our site.

         We believe the proceeds of this offering will be sufficient to finance our operations for the next twelve months, since our business model is scalable to the offering proceeds. We do not plan to acquire any significant property, plant or equipment, other than a personal computer and related software. We do not plan to hire additional personnel, unless the volume of activity requires it.

         Our financial statements are subject to a "going concern" qualification, because additional capital will be necessary to continue funding our operations, to acquire an initial inventory and to develop our website. The need for such financing has raised substantial doubt about our ability to continue as a going concern. Until we are able to raise funds through equity offerings, we plan to minimize expenditures and to fund those expenditures by means of contributions to capital, if necessary.


LIQUIDITY AND CAPITAL RESOURCES.


         At November 30, 2003, ISX had cash of $3,097. We intend to fund our working capital requirements principally through the proceeds of this offering and revenues from operations. We anticipate that additional capital may be required to finance our capital requirements if we significantly expand operations. However, we have no formal commitments for financing, and there can be no assurance that such financing will be available or that we will not encounter unforeseen difficulties that may deplete our capital resources more rapidly than anticipated.

         It can be expected that the future operating results will continue to be subject to many of the problems, expenses, delays and risks inherent in the establishment of a developmental business enterprise, many of which we cannot control.


                             DESCRIPTION OF BUSINESS

INTRODUCTION

         Scripophily is the collection of stock and bond certificates. Similar in character to stamp and coin collecting, scripophily gained recognition as a hobby within the past thirty years. The term is a combination of English and Greek words; the English term "scrip" generally represents an ownership right, and the Greek word "philos" means to love.

         In 1976 two German bankers conducted doctoral research that led to the publication of catalogs on the values of Chinese and Russian bonds. Since the Russian and Chinese communist governments had essentially repudiated the bonds issued by their imperial predecessors, the principal value of these bonds was no longer monetary, but rather aesthetic. These bonds were generally engraved with ornate illustrations, both to signify their value and to prevent counterfeiting. Since then, the interest of collectors has expanded to stock and bond certificates from all countries, including the United States. Early collectors focused on certificates issued by railroads and large industrial companies.

STOCK AND BOND CERTIFICATES

         The first historical records of shares (and trading in them) go back to 2000 B.C., but trading in the modern sense dates from around 1000 AD, in the Italian port of Amalfi. Maritime ventures were divided into shares, which could be bought and sold. Maritime shares continued to be used through the 19th century, and formed the basis for the initial financing of companies involved in colonial ventures, such as the East India Companies. It is generally believed that bonds were first issued in Italy, and there are records of trading in bonds issued by the City of Florence in the early 14th century. The earliest companies did not issue actual certificates, but entered holdings in a register, and often issued a certificate of entry in the stock register. By the 16th century municipalities in England, France, Holland and Germany issued bonds, and the first exchanges for organized trading developed at this time in Antwerp, Amsterdam and other major cities in Europe.

         The earliest collectible bonds and shares, mainly from England, France, Holland and Italy, date from the late 17th century. Other collectible stock and bond certificates date back to the 18th century, from companies in these countries and the United States.

         Certificates issued between 1800 and 1940 constitute most of the shares bought and sold by collectors. Certificates from this period graphically illustrate the development of industries throughout the United States and Europe (including European colonies), such as railroads, canals, shipping, banking, insurance, automobiles, oil, aviation, mining, brewing, sugar production, tobacco and textiles.

DEVELOPMENT OF SCRIPOPHILY

         The widespread popularity of stock ownership by individuals in the United States in the late 20th century expanded interest in scripophily. At the same time, the financial system began moving away from issuance of paper stock certificates in favor of electronic file transfers, which will inevitably lead to a tighter supply of collectable material. Most collectable certificates have been canceled or are obsolete and no longer have any value as a negotiable instrument. Many canceled certificates are destroyed by the issuers. Those that survive find their way into the collectables market through estates, deposit boxes, and the storage vaults of banks and corporations.

         Collectors generally appreciate the historical significance of certificates, as well as the artwork and ornate engraving. In addition, some certificates contain the original or facsimile signature of famous industrialists, such as John D. Rockefeller of Standard Oil Company, Jack Tramiel of Atari Corporation, and even Kenneth Lay of Enron Corporation. As a relatively new hobby, the cost of establishing a collection is generally less than more established hobbies such as stamp and coin collecting. Stock certificates are issued in almost every country, so there is a global interest in the hobby. Each certificate represents a different piece of history, often describing the company, including the year of issuance, signatures of officers, the name of the person to whom the certificate was issued, and the printer. Stocks and bonds were used in colonial times, and represent a form of financial history; they depict industries such as shipping and railroads throughout the Industrial Revolution, the Civil War, the robber baron era, the automotive age, and the information age.

         Stock certificates often include company logos, trademarks or other symbols. For example, certificates issued by the Walt Disney Company often include color renderings of its cartoon characters, and certificates issued by Playboy Communications, Inc. include the Playboy "bunny" logo. Many older certificates include vignettes of mythical gods, Indians, industrial plants, and even corporate officials.

         The growth of the Internet has dramatically affected scripophily in two separate ways. First, as with other collectibles, the purchase, sale and evaluation of stock and bond certificates has become much more efficient and easily accessible through the use of Internet auction sites. Stock and bond certificates are regularly offered for sale on eBay, through Yahoo! Auctions and similar sites. Second, certificates issued by Internet-related companies, particularly those that have become defunct or involved in financial scandals, are some of the more highly sought certificates, even though many of the companies involved are only a few years old. Thus, the certificates of companies such as Pets.com, Etoys, Inc. theglobe.com, drkoop.com and buy.com are worth significantly more than the underlying security.

         In addition to the issuing company there are many factors that can determine the value of a certificate, including the physical condition, age, historical significance, signatures, rarity, aesthetics, type of company, and type of engraving process. Many collectors concentrate on a certain theme, such as an industry or era. Others focus on certificates issued by companies with strong brand identification, such as consumer products (e.g. Goodyear, Coca-Cola, Kodak and Mattel).

         The majority of bonds and shares collected by scripophilists are from issuers that are, in one sense or another, defunct. There are various ways in which they become available to collectors. When a government reneges on its bond obligations, usually due to a change in government after a revolution, as have Russia, China and Cuba, the certificates generally become worthless, except as collectibles. Similarly, if a company goes bankrupt or liquidates, its outstanding bonds and stock certificates often become worthless, except as collectibles. Occasionally, certificates are redeemed, repaid, or, in a merger, replaced by the certificates of a different company. The certificates are called in by the company, cancelled, and disposed of as scrap, either at once or after a period of storage.
                                       14

         In many cases, certificates become valueless when the underlying stock is transferred to a new owner and the old certificate cancelled by the transfer agent. The cancelled certificates are sometimes returned to the company for disposal. Some certificates appear after having been lost and replaced by duplicates. Also, sometimes certificates are printed, but remain unissued for a variety of reasons and are eventually disposed of.

OUR STRATEGY

         Our business strategy is twofold. First, to become a dealer in collectible stock and bond certificates, by acquisition of an inventory of certificates for resale on our auction website and other channels of distribution. Second, to establish a website by which others can offer and sell stock and bond certificates, in which case we will receive a listing fee and a commission.


         In order to establish an initial inventory of stock certificates we plan to purchase bulk lots from existing stamp and coin dealers, and to seek to acquire cancelled certificates from transfer agents, banks and other institutions. In addition, we plan to purchase securities of companies whose securities are priced at very low levels, usually due to pending bankruptcy, fraud or accounting scandals, but whose stock certificates have value as collectibles. We have not entered into any contracts or negotiations for the acquisition of certificates.

         We plan to establish a website for the purchase and sale of stock and bond certificates. We believe a site specializing in stock and bond certificates will be attractive to collectors and others. In addition, we plan to issue 25 shares of our Common Stock each to individuals who visit our website and register as buyers or sellers. We believe that distribution of such shares will create loyalty to our website, as collectors who own shares will be more likely to use our website for transactions than those in which they have no equity interest. Accordingly, the Registration Statement of which this Prospectus is a part covers up to 10,000 shares to be distributed to registered users of our site, for no additional consideration.


COMPETITION


         In general, the business of auctioning collectibles is highly competitive, and is dominated by eBay and, to a lesser extent, Yahoo! Auctions. In addition, there are a number of smaller companies, such as ubid.com, engaged in the Internet auction business. All of these companies include collectibles in their auctions, and many include stock and bond certificates. We believe all of these competitors are larger and have substantially greater resources than ISX.


         In the area of stock and bond certificates, we are aware of several sites, including scripophily.com and stockandbondauction.com. In addition, dealers in stamps, coins and currency often also engage in the sale or brokerage of stock and bond collectible certificates.


GOVERNMENT REGULATION

         The purchase and sale of securities is heavily regulated by the Federal government and by state governments. While we plan to purchase and sell stock certificates, we believe that the purchase and sale of certificates as collectibles is generally not subject to such regulation. Our position is based on certain "no-action" letters issued by the Securities and Exchange Commission, in which it confirmed it would take no action against certain dealers in stock and bond certificates, provided certain conditions were met in the marketing of the certificates. We intend to observe the conditions set forth in those "no-action" letters. However, we do not plan to obtain a "no-action" letter, and it is possible that the SEC or a state regulatory agency could take the position that we are engaged in the sale of securities. If a regulatory agency were to take such a position and bring a judicial or regulatory proceeding against us, we may have to expend significant resources to defend it. Because of the highly regulated nature of the securities industry, we may incur continuing costs in monitoring developments in the field and in responding to inquiries from regulatory agencies.

         We have no intention to merge with another company, to allow ISX to be acquired by another company, or to act as a "blank check" company.

EMPLOYEES


         At present, we have two employees, both of whom are officers. Neither officer devotes his full time to our business.


PROPERTIES


         ISX maintains its offices at the offices of its President in Newport Beach, California. The office utilized by ISX is a single office of approximately 175 square feet. Since the only equipment we utilize is a personal computer and a filing cabinet to store the certificates, the office is suitable for our needs at present. If we are successful in establishing an auction operation, it is likely we will need to rent separate offices to house employees and office equipment. At present, we incur no expense for rent.

LEGAL PROCEEDINGS

         We are not involved in any legal proceedings.


DIRECTORS AND EXECUTIVE OFFICERS

         Name                       Age        Positions
         ----                       ---        ---------

         Robert J. Zepfel           51         President and a director

         Danilo Cacciamatta         58         Secretary, Chief Financial
                                               Officer and a director


         Mr. Zepfel is a practicing attorney, and has been a partner in the law firm of Haddan & Zepfel LLP, Newport Beach, California, for more than the past five years. Prior to forming Haddan & Zepfel LLP, he was associated with the law firm of Pettit & Martin in Newport Beach. Mr. Zepfel received a B.A. degree from the University of California, Berkeley and a J.D. degree from the University of California Law School (Boalt Hall). Mr. Zepfel has been a member of The State Bar of California for more than twenty-five years.


         Mr. Cacciamatta has been Chief Executive Officer of Cacciamatta Accountancy Corporation in Irvine, California for more than the past five years, and is licensed as a certified public accountant in the State of California. He serves as a director of California First National Bancorp. Between 1980 and 1988 Mr. Cacciamatta was a partner with KPMG Peat Marwick. Mr. Cacciamatta received a BA degree from Pomona College and an MBA degree from the University of California.

         In the past, Mr. Cacciamatta has been involved in the organization of several "shell" companies. The following table sets forth the status of each of those shell companies.

Name of Company                     Current Name                                Status/Ticker Symbol
---------------                     ------------                                --------------------
Ballynagee Acquisition Corp.        Collaborative Financial Network Group       CFNF.PK

Ponte Nossa Acquisition Corp.       VisiJet, Inc.                               VJET.OB

Sorisole Acquisition Corp.          Javo Beverage Company                       JAVO.OB

Kilkenny Acquisition Corp.          TS Electronics, Inc.                        TSET.OB

Templemore Acquisition Corp.        Great Northern Health                       Unknown

Bergamo Acquisition Corp.           Bergamo Acquisition Corp.                   SB-2 filed

Clusone Acquisition Corp.           Literary Playpen                            LYPP.OB

Cork Acquisition Corp.              Cork Acquisition Corp.                      Reporting Company; not traded

Lombardia Acquisition Corp.         Debt Resolve, Inc.                          Reporting Company; not traded

Meelick Acquisition Corp.           Meelick Acquisition Corp.                   Reporting Company; not traded

Universal View Corporation          Security Asset Capital Corporation          SCYA.PK

EXECUTIVE COMPENSATION

     The following table summarizes the annual compensation paid to our named executive officers during the three years ended December 31, 2003:

                                                                              Long-Term Compensation
                                                                            --------------------------
                                              Annual Compensation             Awards     Payouts
                                       -----------------------------------  -----------------------
                                                                Other                                    All
                                                                Annual                  Securities      Other
                                                                Compen-       Stock     Underlying     Compen-
         Name and            Fiscal    Salary (1)    Bonus     sation (2)     Awards    Options (#)    sation
       Principal Position     Year        ($)         ($)          ($)         ($)          (3)          ($)
--------------------------  ---------  ----------  ---------  ------------  ---------   -----------   --------
Robert J. Zepfel              2003        $0           $0       $0       $0       0           0           0
President                     2002        $0           $0       $0       $0       0           0           0
                              2001        $0           $0       $0       $0       0           0           0

Danilo Cacciamatta            2003        $0           $0       $0       $0       0           0           0
Chief Financial Officer       2002        $0           $0       $0       $0       0           0           0
and Secretary                 2001        $0           $0       $0       $0       0           0           0

         Directors receive no compensation for their services as directors. ISX has no outstanding stock options, stock appreciation rights or similar equity-based compensation items. ISX has not entered into Employment Agreements with its officers, nor has it entered into any transactions with its officers, directors, or principal shareholders.


PRINCIPAL SHAREHOLDERS


         The following table sets forth ownership information as of April 15, 2003 with respect to all officers and directors of ISX , and each shareholder who beneficially owns more than 5% of the outstanding shares:


Name and Address                         No. of Shares            Percentage
----------------                         -------------            ----------

Robert J. Zepfel                            2,500,000                  50%
500 Newport Center Drive, Suite 580
Newport Beach, CA 92660

Danilo Cacciamatta                          2,500,000                  50%
2600 Michelson Drive, Suite 490
Irvine, CA 92612

All Directors and Officers (2 persons)      5,000,000                 100%

         Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. For purposes hereof, a person is considered to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of the table upon the exercise of warrants or options or the conversion of convertible securities.

SHAREHOLDER MATTERS

         Our Common Stock is not traded in any public market. We plan to take such actions as may be necessary for the Common Stock to be listed on the OTC Bulletin Board or the "pink sheets" at such time as our Registration Statement is declared effective by the Securities and Exchange Commission and we have a sufficient number of shareholders to justify such action.

       There are no outstanding options, warrants or other rights to purchase our stock. Except for the shares offered under this prospectus, we have no plans to offer securities to the public. There are two holders of record of our common stock as of November 30, 2003. There are no shares eligible for resale under Rule 144 under the Securities Act; however, once we become subject to the reporting obligations of the Securities Exchange Act of 1934, and subject to compliance with a number of other conditions, each of our two current shareholders could sell, during any three month period, an amount of shares equal to the greater of (i) average weekly trading volume of during the four-week period preceding the sale, or (ii) 1% of the outstanding shares (currently, 50,0000 shares).

         ISX has never declared or paid any cash dividend on its shares of common stock.


DESCRIPTION OF SECURITIES

         Our Articles of Incorporation authorize the issuance of 50,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of Preferred Stock. Of this amount, 5,000,000 shares of Common Stock are currently issued and outstanding. No shares of Preferred Stock are outstanding. The following description is a summary of the capital stock of ISX and contains the material terms of the capital stock. Additional information can be found in our Articles of Incorporation and Bylaws.

         Each holder of our common stock is entitled to one vote per share of common stock standing in such holder's name on our records on each matter submitted to a vote of our shareholders, except as otherwise required by law. Holders of our common stock do not have cumulative voting rights so that the holders of more than 50% of the combined shares of our common stock voting for the election of directors may elect all of the directors if they choose to do so and, in that event, the holders of the remaining shares of our common stock will not be able to elect any members to our board of directors. Holders of our common stock are entitled to equal dividends and distributions, per share, when, as and if declared by our board of directors from funds legally available. Holders of our common stock do not have preemptive rights to subscribe for any of our securities nor are any shares of our common stock redeemable or convertible into any of our other securities. If we liquidate, dissolve or wind up our business or affairs, our assets will be divided up pro-rata on a share-for-share basis among the holders of our common stock after creditors and preferred shareholders, if any, are paid.


         ISX's bylaws provide that we have the power to indemnify any officer or director against damages if such person acted in good faith and in a manner the person reasonably believed to be in the best interests of ISX. No indemnification may be made (i) if a person is adjudged liable unless a Court determines that such person is entitled to such indemnification, (ii) with respect to amounts paid in settlement without court approval or (iii) expenses incurred in defending any action without court approval.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by ISX of expenses incurred or paid by a director, officer or controlling person of ISX in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, ISX will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXPERTS

         The financial statements of International Scripophily Exchange appearing herein have been so included in reliance on the report of Baron Accountancy Corporation, independent certified public accountants, given upon the authority of that firm as experts in auditing and accounting.

LEGAL MATTERS


         The validity of the shares of common stock offered hereby will be passed upon for us by Haddan & Zepfel LLP, Newport Beach, California. Robert J. Zepfel, a director, officer and shareholder of ISX, is a partner of Haddan & Zepfel LLP.


AVAILABLE INFORMATION


         We have filed a registration statement under the Securities Act with respect to the securities offered hereby with the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. This prospectus, which is a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to International Scripophily Exchange and the securities offered hereby, reference is made to the registration statement, including all exhibits and schedules thereto, which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N. W., Room 1024, Washington, D. C. 20549. You may obtain information on the operation of the public reference facilities by calling the Commission at 1-800-SEC-0330. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in its entirety by such reference. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of such site is http://www.sec.gov.

We intend to furnish our shareholders with annual reports containing audited financial statements and quarterly reports containing financial information. We also plan to file periodic and other reports under the Securities Exchange Act of 1934, including Quarterly Reports on Form 10-QSB and Annual Reports on Form 10-KSB.

                       INTERNATIONAL SCRIPOPHILY EXCHANGE
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS


                          INDEX TO FINANCIAL STATEMENTS

Independent Auditors' Report..............................................F-2

Balance Sheets............................................................F-3

Statements of Operations..................................................F-4

Statements of Shareholders' Equity....................................... F-5

Statements of Cash Flows..................................................F-6

Notes to Financial Statements.............................................F-7

                  REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                  --------------------------------------------------

The Board of Directors
INTERNATIONAL SCRIPOPHILY EXCHANGE

         We have audited the accompanying balance sheet of International Scripophily Exchange (a development stage company) (the "Company") as of December 31, 2002, and the related statements of operations, shareholders' equity and cash flows for the period ended December 31, 2001, for the year ended December 31, 2002 and for the period from inception (October 23, 2001) to December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes, on a test basis, examination of evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of International Scripophily Exchange as of December 31, 2002, and the results of its operations and cash flows for the period ended December 31, 2001, the year ended December 31, 2002 and the period from inception (October 23, 2001) to December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company needs additional capital in order to fund current expenditures and achieve profitable operations. This factor raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                     /s/ BARON ACCOUNTANCY CORP.

Newport Beach, California
April 10, 2003

                                  INTERNATIONAL SCRIPOPHILY EXCHANGE
                                     (A DEVELOPMENT STAGE COMPANY)

                                            Balance Sheets

                                                                                      NOVEMBER 30, 2003
                                                               DECEMBER 31, 2002         (Unaudited)
                                                               -----------------        --------------
                         ASSETS

CURRENT ASSETS:


  Cash                                                         $          4,493         $       3,097
                                                               -----------------        --------------
        TOTAL ASSETS                                           $          4,493         $       3,097
                                                               =================        ==============


          LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES


  Accrued expenses                                             $            135         $           -
                                                               -----------------        --------------
        TOTAL LIABILITIES                                      $            135         $           -
                                                               =================        ==============

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:

  Preferred stock, 10,000,000 shares authorized, $.001 par
     value, none issued and outstanding                         $             -         $           -
  Common stock, 50,000,000 shares authorized, $.001 par
     value, 5,000,000 shares issued and outstanding                       5,000                 5,000
  Deficit accumulated during the development stage                         (642)               (1,903)
                                                               -----------------        --------------
        TOTAL SHAREHOLDERS' EQUITY                                        4,358                 3,097
                                                               -----------------        --------------
                                                               $          4,493         $       3,097
                                                               =================        ==============

              The accompanying notes are an integral part of these financial statements.

                                                  F-3

                                     INTERNATIONAL SCRIPOPHILY EXCHANGE
                                       (A DEVELOPMENT STAGE COMPANY)

                                          Statements of Operations

                                                                                         (Unaudited)
                                                                               ---------------------------------
                                                                                                  Cumulative
                                                         Period ended                           from inception
                                                         December 31,          Period ended   (October 23, 2001)
                                                 ----------------------------  November 30,    to November 30,
                                                     2001            2002          2003              2003
                                                 ------------    ------------  ------------    -----------------
COSTS AND EXPENSES:

  General and administrative                     $       531     $       135   $     1,277       $      1,943

INTEREST INCOME                                            0              24            16       $         40
                                                 ------------    ------------  ------------      -------------

NET LOSS                                         $      (531)    $      (111)  $    (1,261)      $     (1,903)
                                                 ============    ============  ============      =============

BASIC AND DILUTED NET LOSS PER COMMON SHARE      $     (0.00)    $     (0.00)  $     (0.00)
                                                 ============    ============  ============

BASIC AND DILUTED WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING                        5,000,000       5,000,000      5,000,000
                                                 ============    ============  ============

                 The accompanying notes are an integral part of these financial statements.

                                                    F-4

                                 INTERNATIONAL SCRIPOPHILY EXCHANGE
                                   (A DEVELOPMENT STAGE COMPANY)

                                 Statements of Shareholders' Equity

                                                                  Deficit Accumulated
                                        Common Stock                   During the          Total
                                 ----------------------------          Development      Shareholders'
                                   Shares            Amount               Stage            Equity
                                 -----------      -----------          -----------      -----------
INCEPTION, October 23, 2001       5,000,000       $    5,000           $       --       $    5,000

Net loss                                                                     (531)            (531)
                                 -----------      -----------          -----------      -----------

BALANCE, DECEMBER 31, 2001        5,000,000            5,000                 (531)           4,469

Net loss                                 --               --                 (111)            (111)
                                 -----------      -----------          -----------      -----------

BALANCE, DECEMBER 31, 2002        5,000,000       $    5,000           $     (642)      $    4,358

Net loss (Unaudited)                                                   $   (1,261)      $   (1,261)
                                 -----------      -----------          -----------      -----------
BALANCE, NOVEMBER 30, 2003
(Unaudited)                       5,000,000       $    5,000           $   (1,903)      $    3,097
                                 ===========      ===========          ===========      ===========

             The accompanying notes are an integral part of these financial statements.

                                                F-5

                                       INTERNATIONAL SCRIPOPHILY EXCHANGE
                                          (A DEVELOPMENT STAGE COMPANY)

                                            Statements of Cash Flows

                                                                                         (Unaudited)
                                                                               ---------------------------------
                                                                                                  Cumulative
                                                         Period ended                           from inception
                                                         December 31,          Period ended   (October 23, 2001)
                                                 ----------------------------  November 30,    to November 30,
                                                     2001            2002          2003              2003
                                                 ------------    ------------  ------------    -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net (loss)                                     $    (531)      $    (111)     $  (1,261)         $  (1,903)
  Adjustments to reconcile net loss to net
    cash used by operating activities:
    Increase (decrease) in accrued expenses             --             135           (135)                --
                                                 ----------      ----------     ----------         ----------
    Net cash from operating activities                (531)             24         (1,396)            (1,903)
                                                 ----------      ----------     ----------         ----------

CASH FLOWS FROM INVESTING ACTIVITIES                    --              --             --                 --
                                                 ----------      ----------     ----------         ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Issuance of common stock                         5,000              --             --              5,000
                                                 ----------      ----------     ----------         ----------
    Net cash from financing activities               5,000              --             --              5,000
                                                 ----------      ----------     ----------         ----------

Net increase (decrease) in cash                       (531)             24          1,396              3,097
CASH, BEGINNING OF PERIOD                               --           4,469          4,493                 --
CASH, END OF PERIOD                              $   4,469       $   4,493      $   3,097          $   3,097
                                                 ==========      ==========     ==========         ==========

Supplemental information: No interest or taxes have been paid.

                   The accompanying notes are an integral part of these financial statements.

                                                       F-6

                       INTERNATIONAL SCRIPOPHILY EXCHANGE
                          (A DEVELOPMENT STAGE COMPANY)
                          Notes to Financial Statements
                                December 31, 2002

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Organization

         International Scripophily Exchange, a Nevada corporation (the "Company") was formed on October 23, 2001. The Company has been inactive and has had no significant operations. The Company is authorized to do any legal business activity as controlled by Nevada law. The Company is classified as a development stage company because its principal activities have not yet begun.

         Use of estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

         Income taxes

         The Company reports certain expenses differently for financial and tax reporting purposes and, accordingly, provides for the related deferred taxes. Income taxes are accounted for under the liability method in accordance with Statement of Financial Accounting Standards 109, Accounting for Income Taxes.

         Basic and diluted net loss per share

         Net loss per share is calculated in accordance with Statement of Financial Accounting Standards 128, Earnings Per Share ("SFAS 128"), which superseded Accounting Principles Board Opinion 15 ("APB 15"). Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares, stock options and warrants were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. At December 31, 2002 there were no dilutive convertible shares, stock options or warrants.

         Accounting developments

         On July 20, 2001, the FASB issued SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." These statements, which make significant changes to the accounting for business combinations, goodwill, and intangible assets, had no impact on the Company's financial statements.

         In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations". SFAS 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This Statement is effective for financial statements issued for fiscal years beginning after June 15, 2002. The impact of the adoption of SFAS 143 on the Company's reported operating results, financial position and existing financial statement disclosure is not expected to be material.

         In August 2001, SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), was issued. This statement addresses financial accounting and reporting for the impairment or disposal of long- lived assets and broadens the definition of what constitutes a discontinued operation and how the results of a discontinued operation are to be measured and presented. The provisions of SFAS 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001. SFAS 144 had no impact on the Company's financial statements.

                           INTERNATIONAL SCRIPOPHILY EXCHANGE
                             (A DEVELOPMENT STAGE COMPANY)
                             Notes to Financial Statements

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         Accounting developments (continued)

         In May 2002, SFAS No. 145, Rescission of FASB Statements Nos. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections. SFAS 145 rescinds the automatic treatment of gains or losses from extinguishments of debt as extraordinary unless they meet the criteria for extraordinary items as outlined in APB Opinion No. 30, Reporting the Results of Operations, Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions. SFAS 145 also requires sale-leaseback accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions and makes various technical corrections to existing pronouncements. The provisions of SFAS 145 related to the rescission of FASB Statement 4 are effective for fiscal years beginning after May 15, 2002, with early adoption encouraged. All other provisions of SFAS 145 are effective for transactions occurring after May 15, 2002, with early adoption encouraged. The Company does not anticipate that adoption of SFAS 145 will have a material effect on its earnings or financial position.

         In December 2002, the FASB issued SFAS No. 148 "Accounting for Stock Based Compensation-Transition and Disclosure". SFAS No. 148 amends SFAS No. 123, "Accounting for Stock Based Compensation", to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used, on reported results. The Statement is effective for the Companies' interim reporting period ending January 31, 2003. The Company does not expect the adoption of SFAS No. 148 to have a material impact on its financial position or results of operations, cash flows or disclosures.

2. INCOME TAXES

         As the Company has not generated taxable income since its inception, no provision for income taxes has been made. At December 31, 2002, the Company did not have any significant net operating loss carryforwards, deferred tax liabilities or deferred tax assets.

3. GOING CONCERN

         The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. Additional capital infusion is necessary in order to fund current expenditures, acquire business opportunities and achieve profitable operations. This factor raises substantial doubt about the Company's ability to continue as a going concern.

         The Company's management intends to continue funding current expenditures by means of contributions to capital and to raise additional funds through equity offerings. However, there can be no assurance that management will be successful in this endeavor.

[Back Cover Page]

DEALER PROSPECTUS DELIVERY OBLIGATION. Until     , 2003, all dealers that effect
transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS


         ISX's bylaws provide that we have the power to indemnify any officer or director against damages if such person acted in good faith and in a manner the person reasonably believed to be in the best interests of ISX. No indemnification may be made (i) if a person is adjudged liable unless a Court determines that such person is entitled to such indemnification, (ii) with respect to amounts paid in settlement without court approval or (iii) expenses incurred in defending any action without court approval.



ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. All expenses will be paid by ISX.


         Securities and Exchange Commission Registration Fee    $         163
         Printing and Engraving Expenses                        $         200
         Accounting Fees and Expenses                           $       1,500
         Legal Fees and Expenses                                $         500
         Blue Sky Qualification Fees and Expenses               $         100
         Miscellaneous                                          $       2,537
                                                                --------------

         TOTAL                                                  $       5,000
                                                                ==============



ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES


         In October 2001 ISX issued 5,000,000 shares of its Common Stock to its founders for $5,000 in cash. ISX believes the issuance was exempt from the registration provisions of the Securities Act of 1933, as amended by reason of
Section 4(2) thereof.


ITEM 27. EXHIBITS

NO. DESCRIPTION
---      -----------


3.1      Articles of Incorporation (previously filed)

3.2      Bylaws (previously filed)


5.1      Opinion of Haddan & Zepfel LLP

23.1     Consent of Baron Accountancy Corporation

23.2     Consent of Haddan & Zepfel LLP (included in its opinion in Exhibit 5.1)

ITEM 28. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

         (i) Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933 (the "Act");

         (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

         (iii) Include any additional or changed material information on the plan of distribution;

(2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

    Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in Los Angeles, California, on February 13, 2004.


                                       INTERNATIONAL SCRIPOPHILY EXCHANGE

                                       By: /s/ Robert J. Zepfel
                                          -----------------------------
                                           Robert J. Zepfel, President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated:

    Signature                         Title                          Date
-----------------               ----------------               ---------------

(1)Principal Executive Officer

/s/ Robert J. Zepfel            President and a                February 13, 2004
----------------------          Director
    Robert J. Zepfel

(2)Principal Accounting Officer

/s/ Danilo Cacciamatta          Secretary, Chief Financial     February 13, 2004
----------------------          Officer, Principal Accounting
Danilo Cacciamatta              Officer and a Director

                                INDEX TO EXHIBITS

Exhibit
No.               Description
---               -----------


3.1               Articles of Incorporation (previously filed)

3.2               Bylaws (previously filed)


5.1               Opinion of Haddan & Zepfel LLP

23.1              Consent of Baron Accountancy, Certified Public Accountant.

23.2              Consent of Haddan & Zepfel LLP (included in its opinion in
                  Exhibit 5.1)